UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Royalty Interest Global Amendments

On September 30, 2026, Jaguar Health, Inc. (the “Company”) entered into an amendment (the “Uptown 2020 Royalty Interest Global Amendment No. 6”) to the royalty interest in the original principal amount of $12 million, as amended (the “Uptown 2020 Royalty Interest”) with Uptown Capital, LLC (f/k/a Irving Park Capital, LLC; “Uptown”), pursuant to which Section 2.2 of the Uptown 2020 Royalty Interest was deleted and replaced in its entirety such that the initiation of monthly payments shall be extended from October 1, 2026 to January 1, 2027, and the monthly Royalty Payment shall be the greater of (a) $750,000.00, and (b) the actual Royalty Payment amount Uptown is entitled to for such month pursuant to Section 2.1 of the Uptown 2020 Royalty Interest.

On September 30, 2026, the Company also entered into an amendment (the “Streeterville 2022 Royalty Interest Global Amendment No. 6”) to the royalty interest in the original principal amount of $12 million dated August 24, 2022, as amended (the “Streeterville 2022 Royalty Interest”) with Streeterville Capital, LLC (“Streeterville”), pursuant to which Section 2.2 of the Streeterville 2022 Royalty Interest was deleted and replaced in its entirety such that the initiation of monthly payments shall be extended from October 1, 2026 to January 1, 2027, and the monthly Royalty Payment shall be the greater of (a) $750,000.00, and (b) the actual Royalty Payment amount Streeterville is entitled to for such month pursuant to Section 2.1 of the Streeterville 2022 Royalty Interest.

The foregoing descriptions of the Uptown 2020 Royalty Interest Global Amendment No. 6 and Streeterville 2022 Royalty Interest Global Amendment No. 6 do not purport to be complete and are qualified in their respective entirety by reference to the Uptown 2020 Royalty Interest Global Amendment No. 6 and Streeterville 2022 Royalty Interest Global Amendment No. 6, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Note Amendment

On September 30, 2026, the Company and Napo Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary (“Napo” and together with the Company, the “Borrower”), entered into an amendment (the “2021 Note Amendment”) with Streeterville to the secured promissory note in the original principal amount of $6,220,812.50 (as amended, the “2021 Note”) issued by Borrower to Streeterville on January 19, 2021 pursuant to that certain Note Purchase Agreement among the same parties dated as of the even date. Pursuant to the 2021 Note Amendment, the maturity date of the 2021 Note is extended from October 1, 2026 to January 1, 2027.

The foregoing description of the 2021 Note Amendment does not purport to be complete and is qualified in its entirety by reference to the 2021 Note Amendment, a copy of which is filed herewith as Exhibit 4.3 and incorporated herein by reference.

Series P Preferred Stockholder Consent

As previously disclosed, on June 9, 2026, the Company entered into securities purchase agreements (collectively, the “Series P Preferred Stock Purchase Agreements”) with C/M Capital Master Fund, LP and one of is affiliates (collectively, “C/M Capital”), pursuant to which the Company issued and sold to C/M Capital in a private placement an aggregate of 240 shares of Series P Non-Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series P Preferred Stock”).

On October 2, 2026, the Company and C/M Capital entered into a consent and waiver (the “Consent and Wavier”) pursuant to the terms of the Series P Preferred Stock Purchase Agreements and the Certificate of Designation of Preferences, Rights and Limitations of Series P Non-Convertible Preferred Stock (the “Series P Certificate of Designation”), under which Consent and Waiver, C/M Capital consented to the Preferred Stock Dividend (as defined below) and the authorization of Series R Preferred Stock (as defined below).

Pursuant to the Consent and Waiver, as consideration for C/M Capital to grant the consents and waivers thereunder, the Company agreed, upon the Company’s entry into any Fundamental Transaction (as defined in the Series P Certificate of Designation), to repurchase all of the then outstanding shares of Series P Preferred Stock held by C/M Capital with cash, to the extent of the funds legally available to the Company, at a price per share of Series P Preferred Stock equal to the applicable Liquidation Amount (as defined in the Series P Certificate of Designation) (the “Repurchase of Series P Preferred Stock”), subject to any approvals and consents that will be necessary to complete the Repurchase of Series P Preferred Stock.

The foregoing description of the Consent and Wavier does not purport to be complete and is qualified in its entirety by reference to the Consent and Wavier, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series R Certificate of Designation

In connection with the Preferred Stock Dividend, on October 2, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series R Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, to designate 2,325,000 shares of the Company’s preferred stock, par value $0.0001 per share, as Series R Convertible Preferred Stock (the “Series R Preferred Stock”).

No Issuance in Fraction

No fractional shares of Series R Preferred Stock or scrip representing fractional shares of Series R Preferred Stock shall be issued. In lieu of any fractional shares to which a Holder (as defined below) would otherwise be entitled to receive, the Company shall round up to the nearest whole share of Series R Preferred Stock. No cash, property, or other consideration shall be paid or delivered by the Company in lieu of any fractional shares.

Transferability

Shares of Series R Preferred Stock will initially be issued in book-entry form through The Depository Trust Company (“DTC”), and may be transferred, assigned or pledged by any Holder without the prior written consent of the Company.

Dividends

Holders of shares of Series R Preferred Stock (the “Holders”) will not be entitled to receive any dividends on shares of Series R Preferred Stock.

Voting Rights

Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series R Preferred Stock shall have no voting rights. For any matter in which the Holders are entitled to vote, such Holders shall be entitled to one vote per one share of Series R Preferred Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, following payment in full of the liquidation preference payable out of the assets of the Company to any series of Senior Preferred Stock (as defined below) and before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of Common Stock, and subject to the rights of the Company’s depositors or other creditors, each Holder shall be entitled to receive, in respect of each share of Series R Preferred Stock held by such Holder, an amount equal to $0.0001 (the “Liquidation Preference”). After payment in full of the Liquidation Preference to the Holders, the remaining assets of the Company available for distribution to stockholders shall be distributed among the Holders and the holders of Common Stock and the holders of any other class or series of stock of the Company entitled to participate in the distribution of the residual assets of the Company, with each share of Series R Preferred Stock participating on an as-converted basis.

“Senior Preferred Stock” means the Series P Preferred Stock, the Series Q Perpetual Preferred Stock (“Series Q Preferred Stock”) and any other series of preferred stock issued by the Company that, by its terms, ranks senior to the rights of the Series R Preferred Stock with respect to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company.

In the event of any Deemed Liquidation Event (as defined below), each share of Series R Preferred Stock shall be entitled to receive, in respect of each share of Series R Preferred Stock held by such Holder, the cash, securities, property or other consideration, if any, that such Holder would have been entitled to receive in such Deemed Liquidation Event had such share of Series R Preferred Stock been converted into the applicable number of shares of Common Stock immediately prior to the consummation of such Deemed Liquidation Event, subject to the Maximum Percentage (as defined below) limitation on the Conversion (as defined below).

With respect to any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the Series R Preferred Stock shall rank junior to the Senior Preferred Stock. Nothing in the Certificate of Designation shall be construed to grant the Series R Preferred Stock any right to receive any distribution or payment out of the assets of the Company before the full payment or satisfaction of all amounts then payable to the holders of the Senior Preferred Stock under their respective certificates of designation.

Each of the following events shall be considered a “Deemed Liquidation Event”: (A) a merger or consolidation in which the Company is a constituent party and in which the stockholders of the Company immediately prior to such merger or consolidation do not continue to hold a majority of the voting power of the Company or any successor entity following such merger or consolidation; or (B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

Conversion Rights

On November 2, 2026 (the “Conversion Date”), each outstanding share of Series R Preferred Stock will automatically convert into such whole number of fully paid and non-assessable shares of Common Stock (the

“Conversion Shares”) at the Conversion Ratio (as defined below) (the “Conversion”); provided, however, that in no event may Conversion Shares be issued to any Holder that would cause such Holder, together with its affiliates, to beneficially own shares of Common Stock in excess of the Maximum Percentage immediately after giving effect to the issuance of the Conversion Shares.

For each share of Series R Preferred Stock, the Conversion Ratio shall be five shares of Common Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the original issue date of Series R Preferred Stock.

For any issuance of Conversion Shares that would cause a breach of the Maximum Percentage limitation, the Company shall hold such Conversion Shares in abeyance for the benefit of the Holder until such time, if ever, as the Holder’s right to receive such Conversion Shares would not cause the Holder, together with its affiliates, to beneficially own shares of Common Stock in excess of the Maximum Percentage immediately after receiving such Conversion Shares.

No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series R Preferred Stock. In lieu of any fractional Conversion Shares to which a Holder would otherwise be entitled to receive upon such conversion, the Company shall round up to the nearest whole share of Common Stock. No cash, property, or other consideration shall be paid or delivered by the Company in lieu of any fractional shares.

Maximum Percentage

In no event may shares of Common Stock be issued to any Holder that would cause such Holder’s beneficial ownership to exceed the Maximum Percentage, which is 19.99% of the number of shares of Common Stock outstanding on a given date (including for such purpose the shares of Common Stock issuable upon such issuance).

Share Reserve; Maximum Shares

The Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, sufficient shares of authorized but unissued shares of Common Stock for the issuance of the maximum number of the Conversion Shares issuable upon conversion of all of then outstanding shares of Series R Preferred Stock. The aggregate number of Conversion Shares issuable upon conversion of the Series R Preferred Stock shall not exceed 11,625,000 shares of Common Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the original issue date of Series R Preferred Stock.

Trading Market

There is no established trading market for any of the Series R Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series R Preferred Stock on any securities exchange or other nationally recognized trading system. The Series R Preferred Stock will not trade with the Common Stock. The CUSIP number for the Series R Preferred Stock will be 47010C847.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On October 2, 2026, the Company issued a press release announcing the special one-time Preferred Stock Dividend. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On October 2, 2026, the Company announced that its board of directors (the “Board”) declared a special one-time dividend of one share of Series R Preferred Stock for each one share of Common Stock outstanding, plus each one share issuable upon exercise of certain warrants and pre-funded warrants to purchase, in aggregate, up to 142,535 shares of our Common Stock with dividend rights (the “Eligible Warrants”) outstanding, at the close of business on October 13, 2026 (the “Record Date”) (the “Preferred Stock Dividend”). The Preferred Stock Dividend is expected to be paid as of the close of business on October 15, 2026. The ex-dividend date will be announced as soon as it is determined by the Nasdaq Stock Market. Investors who trade during this period should consult with their broker with respect to the entitlement to the Preferred Stock Dividend.

The Company is also supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, and other filings made with the SEC, with the risk factors relating to the Preferred Stock Dividend, filed as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series R Convertible Preferred Stock.

4.1	Global Amendment No. 6, dated September 30, 2026, by and between Jaguar Health, Inc. and Uptown Capital, LLC.

4.2	Global Amendment No. 6, dated September 30, 2026, by and between Jaguar Health, Inc. and Streeterville Capital, LLC.

4.3	Amendment to the 2021 Note, dated September 30, 2026, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc. and Streeterville Capital, LLC.

10.1	Consent and Wavier, dated October 2, 2026, by and among Jaguar Health, Inc., C/M Capital Master Fund, LP and WVP Emerging Manager Onshore Fund, LLC

99.1	Press Release, dated October 2, 2026, related to the special dividend of Series R Preferred Stock.

99.2	Supplemental Risk Factors.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: October 5, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte
Chief Executive Officer & President